UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2016

Southside Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 S. Beckham, Tyler, Texas		75701
(Address of principal executive offices)		(Zip Code)

(903) 531-7111

(Registrant's telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2016, Southside Bancshares, Inc., a Texas corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as representative of the underwriters named therein, to issue and sell to the public $100.0 million aggregate principal amount of its 5.50% Fixed-to-Floating Rate Subordinated Notes due 2026 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”). The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and estimated expenses, will be approximately $98.1 million. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference. The Offering was completed on September 19, 2016.

The Notes were registered with the Securities and Exchange Commission pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-213580) (as the same may be amended and/or supplemented), under the Securities Act of 1933, as amended, which was filed and automatically became effective on September 12, 2016.

The Notes were issued pursuant to the Subordinated Indenture, dated as of September 19, 2016 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture relating to the Notes, dated as of September 19, 2016, between the Company and the Trustee (the “First Supplemental Indenture”). The Indenture, as amended and supplemented by the First Supplemental Indenture, governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of the Company. The Notes will mature on September 30, 2026. From and including the date of issuance, but excluding September 30, 2021, the Notes will bear interest at an initial fixed rate of 5.50% per annum, payable semi-annually. From and including September 30, 2021 and thereafter, the Notes will bear interest at a floating rate equal to the then-current three-month LIBOR as calculated on each applicable date of determination, plus 4.297%, payable quarterly. The foregoing descriptions are qualified in their entirety by reference to the Indenture, the First Supplemental Indenture and the Notes, the form of which is attached as Exhibit A to the First Supplemental Indenture. Copies of the Indenture and the First Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

The Company is filing this Current Report on Form 8-K to file with the SEC certain items related to the offering of the Notes that are to be incorporated by reference into its Registration Statement on Form S-3 (File No. 333-213580).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the third paragraph of Item 1.01 above and the full text of the Indenture and the Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 14, 2016, by and between the Company and Sandler O’Neill + Partners, L.P., as representatives of the underwriters named therein.

4.1	Subordinated Indenture, dated as of September 19, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of September 19, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee, including the form of the Notes attached as Exhibit A thereto.

5.1	Opinion of Alston & Bird LLP regarding the legality of the Notes.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southside Bancshares, Inc.

	By:	/s/ Lee R. Gibson
Lee R. Gibson
President

Dated: September 19, 2016

EXHIBIT LIST

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 14, 2016, by and between the Company and Sandler O’Neill + Partners, L.P., as representatives of the underwriters named therein.

4.1	Subordinated Indenture, dated as of September 19, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of September 19, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee, including the form of the Notes attached as Exhibit A thereto.

5.1	Opinion of Alston & Bird LLP regarding the legality of the Notes.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed herewith).